EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170717, 333-160994, 333-153151, 333-142202, 333-142199, 333-127223, 333-51418, 333-49392, 333-47667, 333-47665, and 333-47194) of AllianceBernstein Holding L.P. of our report dated February 11, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 11, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-170717, 333-160994, 333-153151, 333-142202, 333-142199, 333-127223, 333-51418, 333-49392, 333-47667, 333-47665, and 333-47194) of AllianceBernstein Holding L.P. of our report dated February 11, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, of AllianceBernstein L.P., which appears in this Form 10-K of AllianceBernstein Holding L.P.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 11, 2016